UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007

Tekoil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Since August 20, 2007, Mark S. Western, the president and chief executive officer of Tekoil & Gas Corporation (the “Company”) has loaned an aggregate of $250,000.00 to the Company.. The loans will bear no interest and are repayable upon demand. The purpose of the loans is to provide the Company additional working capital.

The funds that Mr. Western used to make the loans to the Company were obtained through his sale of his shares of the Company’s common stock, $0.000001 par value, to a limited number of acquaintances and other shareholders of the Company, and such sales were not in market transactions. These sales by Mr. Western of his shares of Common Stock were privately negotiated and privately sold, and they were reported by Mr. Western on a Form 4, as required by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: September 6, 2007	/s/ Gerald Goodman
Gerald Goodman
Chief Financial Officer